SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 19, 2002
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              PS Partners V, Ltd., a California Limited Partnership
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             (Exact name of registrant as specified in its charter)

     California                       0-14476                     95-3979727
     ----------                       -------                     ----------
(State or other juris-              (Commission                 (IRS Employer
diction of incorporation)           File Number)             Identification No.)

               701 Western Avenue, Glendale, California 91203-1241
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               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (818) 244-8080
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                                       N/A
                                      -----
          (Former name or former address, if changed since last report)


 Item 5.  Other Events
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          On April 19, 2002, Public Storage, Inc. ("PSI"), through a wholly-owned subsidiary, acquired all of the 55,150 units of limited partnership interest ("Units") in PS Partners V, Ltd., a California Limited Partnership (the "Partnership") that were not previously owned by PSI. PSI's acquisition of the 55,150 Units was accomplished through the merger of PS Partners V Merger Co., Inc., a wholly-owned, second tier subsidiary of PSI, into the Partnership. In the merger, the 55,150 Units were converted into an aggregate of approximately
(i) 534,000 shares of PSI common stock (at the rate of 15.864 shares of PSI common stock per Unit) and (ii) $12,814,596 in cash (at the rate of $596 per
Unit). The amounts set forth above exclude, in each case, a cash distribution of $22.87 per Unit (such cash distribution was paid on all of the 148,000 Units in the Partnership). As a result of the merger, (i) PSI, through a wholly-owned subsidiary, owns all of the 148,000 Units in the Partnership and (ii) PSI and B. Wayne Hughes retain their general partner interests in the Partnership, and the Partnership remains in existence.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (c) Exhibits.

          (2) Agreement and Plan of Reorganization by and among Public Storage, Inc., PS Partners V Merger Co., Inc. and PS Partners V, Ltd., a California Limited Partnership dated as of February 25, 2002. Filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated February 25, 2002 and incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PS PARTNERS V, LTD., A
                                         CALIFORNIA LIMITED PARTNERSHIP

                                         By: PUBLIC STORAGE, INC.,
                                             General Partner


                                         By: /S/ DAVID GOLDBERG
                                             ------------------
                                             David Goldberg
                                             Vice President

Date: April 24, 2002